Exhibit 99.1

NEWS RELEASE

Axcelis Announces Financial Results for Third Quarter 2024

•	Revenue of $256.6 million
•	Operating margin of 18.3%
•	Diluted earnings per share of $1.49

BEVERLY, Mass. — Nov. 6, 2024—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the third quarter ended September 30, 2024. The Company reported third quarter revenue of $256.6 million, compared to $256.5 million for the second quarter of 2024. Gross margin for the quarter was 42.9%, compared to 43.8% in the second quarter. Operating profit for the quarter was $46.9 million, compared to $52.8 million for the second quarter. Net income for the quarter was $48.6 million, or $1.49 per diluted share, compared to $50.9 million, or $1.55 per diluted share in the second quarter.

President and CEO Russell Low commented, "Axcelis executed well in the third quarter with results relatively in-line with our expectations. While we anticipate a near term digestion of mature node capacity through the first half of 2025, customer engagement is strong and our long-term growth opportunity remains squarely intact highlighted by attractive secular growth in silicon carbide, a cyclical recovery in our memory and general mature markets, market share gains in advanced logic and regional penetration of the Japan market.”

Executive Vice President and Chief Financial Officer Jamie Coogan said, “We are pleased with the financial performance delivered by our team thus far in 2024. Our cash generation remains strong, we are engaging with customers across a number of key growth opportunities, and we are investing in our product roadmaps while maintaining discipline in our overall cost structure. All of this, when coupled with our strong balance sheet, put us in position to capture the growth opportunities that lie ahead and drive long-term value creation for shareholders.”

Business Outlook

For the fourth quarter ending December 31, 2024, Axcelis expects revenues of approximately $245 million, and earnings per diluted share of approximately $1.25.

Correction of Historical Backlog

During the preparation of the Company’s third quarter financial statements, the Axcelis internal financial team identified an error in the calculation of backlog, beginning in 2019 through the second quarter of 2024. For example, corrected backlog as of June 30, 2024 was $879 million, compared to previously reported backlog of $994 million. Backlog as of September 30, 2024 was $758 million.

NEWS RELEASE

The corrected historical figures for 2019 through the second quarter of 2024 have been posted to the Investor section of the Axcelis website at investor.axcelis.com.

Third Quarter 2024 Conference Call

The Company will host a call to discuss the results for the third quarter 2024 on Thursday, Nov. 7, 2024, at 8:30 a.m. ET. The call will be available via webcast that can be accessed through the Investors page of Axcelis' website at www.axcelis.com, or by registering as a Participant here: https://register.vevent.com/register/BI64036dd04ee74de4bea3e1ba939fae67

Webcast replays will be available for 30 days following the call.

Safe Harbor Statement

This press release and the conference call contain forward-looking statements under the Private Securities Litigation Reform Act safe harbor provisions. These statements, which include our expectations for spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are outside the control of the Company, including that customer decisions to place orders or our product shipments may not occur when we expect, that orders may not be converted to revenue in any particular quarter, or at all, whether demand will continue for the semiconductor equipment we produce or, if not, whether we can successfully meet changing market requirements, and whether we will be able to maintain continuity of business relationships with and purchases by major customers. Increased competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and instability caused by changing global economic, political or financial conditions could also cause actual results to differ materially from those in our forward-looking statements. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 45 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

NEWS RELEASE

CONTACTS:

Investor Relations Contact:

David Ryzhik

Senior Vice President, Investor Relations and Corporate Strategy

Telephone: (978) 787-2352

Email: David.Ryzhik@axcelis.com

Press/Media Relations Contact:

Maureen Hart

Senior Director, Corporate & Marketing Communications

Telephone: (978) 787-4266

Email: Maureen.Hart@axcelis.com

NEWS RELEASE

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Product	$246,826	$283,367	$735,626	$795,047
Services	9,738	8,959	29,822	25,269
Total revenue	256,564	292,326	765,448	820,316
Cost of revenue:
Product	136,379	154,798	399,049	444,311
Services	10,215	7,844	27,968	22,600
Total cost of revenue	146,594	162,642	427,017	466,911
Gross profit	109,970	129,684	338,431	353,405
Operating expenses:
Research and development	26,395	24,093	77,843	71,996
Sales and marketing	16,808	16,465	51,483	46,146
General and administrative	19,854	17,446	52,842	48,519
Total operating expenses	63,057	58,004	182,168	166,661
Income from operations	46,913	71,680	156,263	186,744
Other income (expense):
Interest income	6,560	4,580	18,126	12,824
Interest expense	(1,333)	(1,325)	(4,017)	(4,027)
Other, net	3,225	(1,260)	1,257	(4,348)
Total other income	8,452	1,995	15,366	4,449
Income before income taxes	55,365	73,675	171,629	191,193
Income tax provision	6,789	7,744	20,593	15,986
Net income	$48,576	$65,931	$151,036	$175,207
Net income per share:
Basic	$1.49	$2.01	$4.63	$5.35
Diluted	$1.49	$1.99	$4.61	$5.28
Shares used in computing net income per share:
Basic weighted average shares of common stock	32,550	32,807	32,595	32,775
Diluted weighted average shares of common stock	32,675	33,159	32,780	33,208

NEWS RELEASE

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$120,066	$167,297
Short-term investments	459,341	338,851
Accounts receivable, net	183,543	217,964
Inventories, net	290,954	306,482
Prepaid income taxes	10,748	—
Prepaid expenses and other current assets	57,441	49,397
Total current assets	1,122,093	1,079,991
Property, plant and equipment, net	54,454	53,971
Operating lease assets	30,391	30,716
Finance lease assets, net	15,668	16,632
Long-term restricted cash	6,653	6,654
Deferred income taxes	58,938	53,428
Other assets	49,928	40,575
Total assets	$1,338,125	$1,281,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,047	$54,400
Accrued compensation	23,070	31,445
Warranty	14,547	14,098
Income taxes	—	6,164
Deferred revenue	138,682	164,677
Current portion of finance lease obligation	1,399	1,511
Other current liabilities	20,519	12,834
Total current liabilities	252,264	285,129
Long-term finance lease obligation	42,671	43,674
Long-term deferred revenue	25,344	46,208
Other long-term liabilities	42,252	42,074
Total liabilities	362,531	417,085

Stockholders’ equity:
Common stock, $0.001 par value, 75,000 shares authorized; 32,504 shares issued and outstanding at September 30, 2024; 32,685 shares issued and outstanding at December 31, 2023	33	33
Additional paid-in capital	545,350	547,189
Retained earnings	432,429	319,506
Accumulated other comprehensive loss	(2,218)	(1,846)
Total stockholders’ equity	975,594	864,882
Total liabilities and stockholders’ equity	$1,338,125	$1,281,967